UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

athenahealth, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2019 athenahealth, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33689	04-3387530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Arsenal Street, Watertown, MA 02472

(Address of principal executive office, including zip code)

Registrant’s telephone number, including area code: 617-402-1000

(Former name or former address, if changed since last report.)

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☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Update Regarding Litigation Related to the Proposed Merger

As disclosed in the definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) filed by athenahealth, Inc. (“athenahealth” or the “Company”) with the Securities and Exchange Commission (the “SEC”), on December 18, 2018, a putative class action lawsuit, captioned Hamilton v. athenahealth, Inc., et al., was filed in the District Court for the District of Massachusetts in connection with the proposed merger (the “Merger”) of May Merger Sub Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub”) with and into athenahealth, with athenahealth surviving the Merger as a wholly-owned subsidiary of May Holding Corp., a Delaware corporation (“Parent”). Parent is an affiliate of Veritas Capital Fund Management, L.L.C. (“Veritas”) and Evergreen Coast Capital (“Evergreen”), and an affiliate of certain entities operating under the name Virence Health (“Virence”). The complaint names the Company, the members of the board of directors of the Company (the “Board”), Parent, Merger Sub, Veritas and Evergreen as defendants. The complaint generally alleges that the defendants caused the Company to file a materially incomplete and misleading preliminary proxy statement relating to the Merger in violation of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The complaint seeks, among other things, to enjoin the defendants from proceeding with, consummating, or closing the Merger.

On December 21, 2018, a second putative class action lawsuit, captioned Kent v. athenahealth, Inc., et al., was filed in connection with the Merger in the District Court for the District of Delaware. The complaint names the Company and the members of the Board as defendants. The complaint generally alleges that the defendants caused the Company to file a materially incomplete and misleading preliminary proxy statement relating to the Merger in violation of Sections 14(a) and 20(a) of the Exchange Act. The complaint seeks, among other things, to enjoin the defendants from proceeding with, consummating, or closing the Merger.

On January 7, 2019, a third putative class action lawsuit, captioned Crawford v. athenahealth, Inc., et al., was filed in connection with the Merger in the District Court for the District of Massachusetts. The complaint names the Company and the members of the Board as defendants. The complaint generally alleges that the defendants caused the Company to file a materially incomplete and misleading preliminary proxy statement relating to the Merger in violation of Sections 14(a) and 20(a) of the Exchange Act. The complaint seeks, among other things, to enjoin the defendants from proceeding with, consummating, or closing the Merger.

On January 28, 2019, the plaintiffs in the Hamilton, Kent and Crawford actions each voluntarily dismissed their actions.

Supplemental Definitive Proxy Statement Disclosure

On December 21, 2018, athenahealth filed the Definitive Proxy Statement in connection with the solicitation of proxies for a special meeting of athenahealth’s stockholders to be held on February 7, 2019 (the “Special Meeting”) where, among other things, stockholders will vote on a proposal to adopt the Agreement and Plan of Merger, dated as of November 11, 2018 (as it may be amended from time to time in accordance with its terms, the “Merger Agreement”) among athenahealth, Parent and Merger Sub. athenahealth is electing to make supplemental disclosures to the Definitive Proxy Statement as set forth below.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

This supplemental information should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Page references in the below disclosures are to the Definitive Proxy Statement, and defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement. athenahealth denies the allegations in the Hamilton, Kent, and Crawford complaints and denies any alleged violations of law. Without admitting in any way that the disclosures below are material or otherwise required by law, athenahealth makes the following amended and supplemental disclosures solely for the purpose of mooting the allegations in the Hamilton, Kent, and Crawford complaints.

The section of the Definitive Proxy Statement entitled “The Merger – Background of the Merger” is amended and supplemented as follows:

The disclosure on page 31 of the Definitive Proxy Statement is amended and supplemented by adding the following new sentence after the second sentence of the third paragraph on such page:

All of the confidentiality agreements are currently still in effect and each of the counterparties agreed in the confidentiality agreement to a customary standstill provision, which ceased to apply upon athenahealth’s entry into the Merger Agreement with Parent.

The disclosure on page 32 of the Definitive Proxy Statement is amended and supplemented by adding the following new sentence after the first sentence of the first full paragraph on such page:

Of the ten (10) written indications of interest that the Company received, one (1) was from a strategic party, and nine (9) were from financial sponsors.

The disclosure on page 33 of the Definitive Proxy Statement is amended and supplemented by adding the following new sentence after the last sentence of the second full paragraph on such page:

The Consortium was comprised of two (2) financial sponsors and one (1) strategic bidder, and the four (4) other parties who submitted bids were financial sponsors.

The section of the Definitive Proxy Statement entitled “The Merger – Interests of Directors and Executive Officers in the Merger” is amended and supplemented as follows:

The disclosure on page 57 of the Definitive Proxy Statement is amended and supplemented by adding the following new paragraph after the third paragraph under the heading “Interests of Directors and Executive Officers in the Merger”:

New Management Arrangements

As of the date of hereof, Parent has not entered into any employment agreements with any of the Company’s executive officers (or other employees of the Company) and, except as contemplated by the Merger Agreement and disclosed in the Definitive Proxy Statement, the Company has not amended or modified any existing employment agreements or other arrangements with its executive officers in connection with the Merger. Parent or its affiliates may pursue agreements, arrangements or understandings with the Company’s executive officers, which may include cash, stock and co-investment opportunities and Parent or its affiliates may initiate negotiations of these agreements, arrangements and understandings regarding employment with, or the right to participate in the equity of, the surviving corporation or Parent on a going-forward basis following the completion of the Merger, however, in each case, there is no present contractual obligation to do so and neither Parent nor its affiliates has initiated any such negotiation as of the date hereof.

The section of the Definitive Proxy Statement entitled “The Merger – Opinion of Centerview Partners LLC – Selected Public Company Analysis” is amended and supplemented as follows:

The disclosure on page 45 of the Definitive Proxy Statement is amended and supplemented by adding the following footnote numbered 1 in connection with the designation “NM” that appears next to the third line item (titled “Evolent Health Inc.”) in the second summary table on such page:

Evolent’s anticipated NTM EBITDA resulted in a EV / NTM EBITDA multiple that, in Centerview’s professional judgment and expertise, was not meaningful due to its significant deviation from the EV / NTM EBITDA multiples for the other selected HCIT vendor companies.

The section of the Definitive Proxy Statement entitled “The Merger – Opinion of Centerview Partners LLC – Selected Transaction Analysis” is amended and supplemented as follows:

The disclosure on page 47 of the Definitive Proxy Statement is amended and supplemented by adding the following footnote numbered 3 in connection with the designation “NM” that appears next to the fourth line item (titled “September 2013 – Vista Equity Partners”) in the first summary table on such page:

Greenway Medical Technologies’ LTM EBITDA resulted in a EV / LTM EBITDA transaction multiple that, in Centerview’s professional judgment and expertise, was not meaningful due to its significant deviation from the EV / LTM EBITDA multiples for the other selected precedent transactions.

The section of the Definitive Proxy Statement entitled “The Merger – Opinion of Centerview Partners LLC – Discounted Cash Flow Analysis” is amended and supplemented as follows:

The disclosure in the first full paragraph under the heading “Discounted Cash Flow Analysis” on pages 47-48 of the Definitive Proxy Statement is amended and restated as follows:

In performing this analysis, Centerview calculated a range of equity values for the Company by (a) discounting to present value as of September 30, 2018 using discount rates ranging from 10.5% to 12.0% (reflecting Centerview’s analysis of the Company’s weighted average cost of capital using the Capital Asset Pricing Model and based on considerations that Centerview deemed relevant in its professional judgment and experience, including yields for U.S. treasury notes, levered and unlevered betas for comparable group companies, market risk and size premia, yields on an index of comparable credits and tax rates) and the mid-year convention: (i) the forecasted fully taxed unlevered free cash flows of the Company over the period beginning October 1, 2018 and ending on December 31, 2022 (as calculated by Centerview as set forth in ‘—Certain Financial Projections Utilized in Connection with the Merger’), and (ii) a range of implied terminal values of the Company at the end of the Forecast period, calculated by Centerview applying an illustrative range of enterprise value to EBITDA multiples of 10.5x to 12.5x, which Centerview selected utilizing its professional judgment and experience and taking into account the trading multiples of the comparable companies described under “—Selected Public Company Analysis” above, to the Company’s estimated forward EBITDA as of December 31, 2022, as set forth in the Forecasts, and (b) adding to the foregoing results the Company’s net cash of $55 million as of September 30, 2018, as set forth in the Internal Data. Centerview divided the result of the foregoing calculations by the number of fully-diluted outstanding shares of Company Common Stock (determined using the treasury stock method and taking into account outstanding in-the-money options, restricted stock units and performance stock units) as of November 8, 2018 based on the Internal Data to derive a range of implied values per share of Company Common Stock of approximately $121.00 to $148.00, rounded to the nearest $1.00. Centerview compared this range to the Merger Consideration of $135.00 per share of Company Common Stock to be paid to the holders of shares of Company Common Stock (other than Excluded Shares) pursuant to the Merger Agreement.

The section of the Definitive Proxy Statement entitled “The Merger – Opinion of Lazard Frères & Co. LLC – Selected Public Company Analysis” is amended and supplemented as follows:

The disclosure on page 53 of the Definitive Proxy Statement is amended and supplemented by adding the following footnote numbered 1 in connection with the designation “NM” that appears next to the third line item (titled “Evolent Health Inc.”) in the second summary table on such page:

Evolent’s low LTM EBITDA and high anticipated EBITDA growth rate resulted in a EV / NTM EBITDA multiple that, in Lazard’s professional judgment and expertise, was not meaningful due to its significant deviation from the EV / NTM EBITDA multiples for the other selected HCIT companies.

The section of the Definitive Proxy Statement entitled “The Merger – Opinion of Lazard Frères & Co. LLC – Selected Precedent Transactions Multiple Analysis” is amended and supplemented as follows:

The disclosure on page 54 of the Definitive Proxy Statement is amended and supplemented by adding the following footnote numbered 1 in connection with each of the designations “NM” that appear next to the twenty-first line item (titled “September 2013 – Vista Equity Partners”) in the first summary table on such page:

Greenway Medical’s low LTM EBITDA and high anticipated EBITDA growth rate resulted in EV / LTM EBITDA and EV / NTM EBITDA transaction multiples that, in Lazard’s professional judgment and expertise, were not meaningful due to their significant deviation from the corresponding multiples for the other selected precedent transactions involving companies in the HCIT industry.

The section of the Definitive Proxy Statement entitled “The Merger – Opinion of Lazard Frères & Co. LLC – Discounted Cash Flow Analysis” is amended and supplemented as follows:

The disclosure in the third and fourth full paragraphs under the heading “Discounted Cash Flow Analysis” on page 55 of the Definitive Proxy Statement is amended and restated as follows:

For its discounted cash flow calculations, Lazard applied discount rates ranging from 10.0% to 11.0%. Such discount rates were based on Lazard’s estimated ranges of the Company’s weighted average cost of capital determined using the capital asset pricing model and, based on considerations that Lazard deemed relevant in its professional judgment and experience, including yields for U.S. Treasury notes, market risk premium, tax rates and the average unlevered risk profiles, weighted after-tax cost of debt and consolidated leverage ratios of the comparable companies described under ‘—Selected Public Company Analysis’ above.

Lazard calculated the terminal value for the Company by applying EBITDA multiples ranging from 10.5x to 12.5x to the Company’s estimated forward EBITDA as of December 31, 2022, as set forth in the Adjusted Management Model, implying a perpetuity growth rate range of 5.3% to 7.1%. The ranges of the multiples were selected by Lazard in its professional judgment and expertise, taking into account certain metrics, including the multiples of the comparable companies described under ‘—Selected Public Company Analysis’ above.

The disclosure in the first full paragraph on page 56 of the Definitive Proxy Statement is amended and restated as follows:

Lazard then added consolidated net cash of $55 million to calculate a consolidated equity value range for the Company. Lazard divided the resulting consolidated equity value range by the fully diluted shares of Company Common Stock outstanding to calculate an implied price per share range (rounded to the nearest $1.00) and compared it to the Merger Consideration, as set forth below.

Cautionary Note Regarding Forward-Looking Statements

This communication includes certain statements that may constitute “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding management’s expectations to advance value creation across the athenahealth business and to become healthcare’s first platform company; statements regarding management’s expectations for future financial and operational performance, expected growth, positioning in the market, and business outlook; statements regarding management’s focus on the execution of our strategic plan and expected outcomes, including anticipated cost savings, increased efficiencies, streamlined workflow, margin improvements, and improvements in employee engagement; statements regarding recently announced changes to the Company’s leadership and governance structure and expected outcomes. Forward-looking statements may be identified with words such as “will,” “may,” “expect,” “plan,” “anticipate,” “upcoming,” “believe,” “estimate,” or similar terminology, and the negative of these terms. Forward-looking statements are not promises or guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. These risks and uncertainties include: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the inability to complete the proposed Merger due to the failure to obtain stockholder approval for the proposed Merger or the failure to satisfy other conditions to completion of the proposed Merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; the effect of the announcement of the proposed Merger on the Company’s relationships with its customers, operating results and business generally; the risk that the proposed Merger will not be consummated in a timely manner; exceeding the expected costs of the Merger; our ability to successfully implement our strategic initiatives and achieve their anticipated impact; our ability to manage changes in our management team and changes resulting from our workforce reduction and office closures; our highly competitive industry and our ability to compete effectively and remain innovative; the development of the market for cloud-based healthcare information technology services; changes in the healthcare industry and their impact on the demand for our services; our ability to successfully recruit qualified new executive talent and to manage our management transition; our ability to maintain consistently high growth rates due to lengthening customer sales cycles and lower utilization; the impact of changes in our business model and structure; our ability to successfully implement operational and leadership initiatives; our ability to effectively manage our growth; our ability to protect our intellectual property; current and future litigation, including for intellectual property infringement; our dependence on third-party providers; risks and costs associated with our worldwide operations; our ability to attract and retain highly-skilled employees; our fluctuating operating results; our ability to retain our customers and maintain customer revenue; our tax liability; our variable sales and implementation cycles; the timing at which we recognize certain revenue and our ability to evaluate our prospects; defects and errors in our software or services, or interruptions or damages to our systems or those of third parties on which we rely; a data security breach; limitations on our use of data; the effect of payer and provider conduct; the failure of our services to provide accurate and timely information; changing government regulation and the costs and challenges of compliance; the potential for illegal behavior by employees or subcontractors; and the price volatility of our common stock. Forward-looking statements speak only as of the date hereof and, except as required by law, we undertake no obligation to update or revise these forward-looking statements. For additional information regarding these and other risks faced by us, refer to our public filings with the SEC, available on the Investors section of our website at www.athenahealth.com and on the SEC’s website at www.sec.gov.

Additional Information and Where to Find It

This communication may be deemed to be a solicitation material in respect of the proposed Merger. On December 20, 2018, athenahealth filed the Definitive Proxy Statement with the SEC in connection with the solicitation of proxies for a special meeting to be held on February 7, 2018. The Definitive Proxy Statement and a proxy card have been mailed to each stockholder of athenahealth entitled to vote at the meeting. athenahealth stockholders are urged to read the Definitive Proxy Statement (including any and all amendments and supplements thereto) and all other relevant documents which athenahealth will file with the SEC when they become available, because they will contain important information about the proposed transaction and related matters. Stockholders will also be able to obtain copies of the Definitive Proxy Statement, without charge, when available, at the SEC’s website at www.sec.gov and which will also be made available on the Investors section of our website at www.athenahealth.com.

Participants in the Solicitation

athenahealth and its directors and executive officers may be deemed to be participants in the solicitation of proxies from athenahealth’s stockholders in respect of the proposed Merger. Information regarding athenahealth’s directors and executive officers is contained in the Company’s proxy statement for its 2018 Annual Meeting of Stockholders, which was filed with the SEC on April 26, 2018. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the Registration Statement and Definitive Proxy Statement and may also be contained in other relevant materials to be filed with the SEC when they become available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

athenahealth, Inc. (Registrant)

January 28, 2019	/s/ Marc A. Levine

Marc A. Levine Executive Vice President, Chief Financial Officer And Treasurer